FIRST AMENDMENT
TO TRANSITION SERVICES AGREEMENT

This First Amendment to the Transition Services Agreement (“First Amendment”) is entered into effective as of December 1, 2021 (the “First Amendment Effective Date”) by and between Customers Bank, a Pennsylvania state-charted bank (“Seller”) and BM Technologies, Inc., a Delaware corporation (“Purchaser”), and amends the Agreement (as defined below). Any services described in this First Amendment and performed by Seller is also governed by the terms and conditions contained in the Agreement.

RECITALS

WHEREAS, the Parties entered into that certain Transition Services Agreement, effective as of January 4, 2021 (the “Agreement”); and

WHEREAS, certain transition services have been delayed due to the COVID-19 virus and the Parties desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.Section 6.1 (Term) The Agreement is amended to delete Section 6.1 (Term) in its entirety and replace with the following:

“The initial term of this Agreement (the “Term”) is twelve (12) months and shall commence on the Closing; provided that the Term of any individual Transition Service may be for a shorter period of time as may be set forth on Annex A hereto as agreed by the Purchaser in writing. The Term of any individual Transition Service may also be extended for a longer period of time as agreed to by the Parties in writing.”

2.ANNEX A(I) of the Agreement is deleted in its entirety and replaced with the following:

I.Type of Service: Accounting Services
A.Scope of Accounting Services
Provide continuity for accounts payable for vendor related payments during the transition period.

B.Duration of Accounting Services
The service period applicable to the Seller Transition Services set forth immediately above in this Annex shall begin on January 4, 2022 and end on February 15, 2022.
Provide continuity for accounts payable for vendor related payments during the transition period.

3.ANNEX A(VII) of the Agreement is deleted in its entirety and replaced with the following:
VII. Type of Service: Audit
A. Scope of Audit Services
Upon divestiture, and through the Term, Internal Audit would still provide support to

Purchaser for the following services:

•Assist Purchaser’s Audit team to complete the remaining IT audits on the 2021/2022 BMD audit plan.
•Assist Purchaser’s audit team to develop an appropriate internal audit plan.

B. Duration of Audit Services
The service period applicable to the Seller Transition Services set forth immediately above in this Annex shall begin on January 4, 2022 and end on March 31, 2022.

4. ANNEX A(XIII) of the Agreement is deleted in its entirety and replaced with the following:
XIII. Facilities and Physical Security Services
A. Scope of Facilities/Security Services
1. Relocation Support
•Assist with transitioning of Purchaser’s space previously located in Seller locations.

2. Team Members
•Assist the Purchaser in service requests in regard to access device and security for such locations.

3. Facilities
•Assist Purchaser with transitioning of business mail and shipping of documents and equipment.
B. Duration of Purchaser Transition Services
The service period applicable to the Seller Transition Services set forth immediately above in this Annex shall begin on January 4, 2022 and end on March 31, 2022.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Transition Services Agreement as of the date first written above.

BM TECHNOLOGIES, INC.
By:	/s/ Robert J. Diegel
Name:	Robert J. Diegel
Title:	COO

CUSTOMERS BANK
By:	/s/ Jennifer Frost
Name:	Jennifer Frost
Title:	CAO